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                                                                  Exhibit No. 13

                                 March 13, 1987

PaineWebber Investment Series
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

         Please be advised that the shares of beneficial interest of the PaineWebber Master Global Income Fund Series, which we have today purchased from you in the aggregate amount of $100,000, were purchased as an investment with no present intention of redeeming or selling such shares and we do not have any intention of redeeming or selling such shares.

                               Very truly yours,

                               PAINEWEBBER INCORPORATED

                               By:      /s/ Dianne E. O'Donnell
                                        ----------------------------
                                        Dianne E. O'Donnell, Esq.
                                        Vice President and Associate
                                        General Counsel